Exhibit 99.6

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR RIGHTS CERTIFICATES ISSUED BY

ENTERTAINMENT GAMING ASIA INC.

Instructions for using this form

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated ____________, 2014 (as the same may be amended, the “Prospectus”) of Entertainment Gaming Asia Inc., a Nevada corporation (the “Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) prior to 5:00 p.m., New York City time, on ____________, 2014, (the “Expiration Date”), as the same Expiration Date may be extended or earlier terminated. Such form must be delivered by hand or sent by first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Date. See “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

Each Right allows the holder thereof to subscribe for one share (the “Basic Subscription Right”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). If a Rights holder purchases all of the shares of Common Stock available to it pursuant to its Basic Subscription Right, it may also exercise an oversubscription right (the “Oversubscription Right”) to purchase a portion of any shares of Common Stock that are not purchased by shareholders through the exercise of their Basic Subscription Rights, up to two times the number of shares it purchased under the Basic Subscription Right.

Payment of the Subscription Price of $0.54 per share of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Method of Exercising Subscription Rights” in the Prospectus.

The address of the Subscription Agent is as follows:

Continental Stock Transfer and Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Corporate Actions Department

Telephone Number for Confirmation:

(917) 262-2378

If you have any questions, require assistance regarding the method of exercising Rights or require additional copies of relevant documents, please contact the Information Agent, Morrow & Co., LLC by telephone (shareholders may call (800) 662-2500 and banks and brokerage firms may call (203) 658-9400) or by email (egt.info@morrowco.com).

Delivery of this instrument to an address

other than as set forth above does not constitute valid delivery.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of one or more Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the Basic Subscription Right to subscribe for an aggregate of share(s) of Common Stock and (ii) exercise the Oversubscription Right relating to such Rights, to the extent that shares of Common Stock are available therefor, for an aggregate of up to share(s) of Common Stock, subject to availability and allocation as described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $0.54 per share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right must be received by the Subscription Agent prior to the Expiration Date, and represents that such payment, in the aggregate amount of $______ either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at _________________, Continental Stock Transfer FBO Entertainment Gaming Asia Inc., with reference to the rights holder’s name

Name of transferor institution:

Date of transfer:

Confirmation number (if available) :

☐	Cashier’s or Certified Check Drawn on a U.S. Bank

☐	U.S. Portal Money Order

Name of maker:

Signature(s)	Address

Names

(Please type or print)	Area Code and Tel. No.(s)
Rights Certificate No(s). (if available)

GUARANTEE OF DELIVERY

(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.